Exhibit F-3

Energy East Corporation
Consolidating Cash Flow Statement
For the Twelve Months Ended December 31, 2002
(Thousands)

	Energy East Holding Company	Energy East Management Corporation	RGS Energy Group, Inc. Consolidated	Connecticut Energy Corporation Consolidated

Operating Activities
Net income (loss)	$(61,606)	-	$172,011	$11,295
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,255	$86	158,041	30,601
Income taxes and investment tax credits deferred, net	2,765	(3,988)	32,679	(606)
Restructuring expenses	-	-	25,751	3,714
Pension (income) expense	-	-	(70,682)	(1,398)
Writedown of investment	-	-	-	-
Changes in current operating assets and liabilities
Accounts receivable, net	697	(14,564)	(6,022)	(10,816)
Inventory	-	-	(4,169)	2,417
Prepayments and other current assets	(2,417)	75	(2,488)	897
Accounts payable and accrued liabilities	1,154	2,914	14,469	7,160
Interest accrued	850	-	(4,120)	(101)
Taxes accrued	(2,535)	3,713	(6,224)	2,040
Other current liabilities	(417)	7,981	(10,748)	(511)
Other assets	114,174	-	(60,422)	(349)
Other liabilities	6,266	3,249	10,734	(457)

Net Cash Provided by (Used in) Operating Activities	63,186	(534)	248,810	43,886

Investing Activities
Acquisitions, net of cash acquired	(753,483)	-	72,086	-
Utility plant additions	-	-	(139,755)	(18,567)
Sale of generation assets	-	-	59,442	-
Other property and investments additions	(3,071)	(41)	(9,207)	(741)
Other property and investments sold	-	-	1,205	12
Special deposits	-	-	(5,166)	-
Other	-	-	4,069	(1,780)

Net Cash (Used in) Provided by Investing Activities	(756,554)	(41)	(17,326)	(21,076)

Financing Activities
Issuance of common stock	17,844	-	-	-
Repurchase of common stock	(2,139)	-	-	-
Equity contribution	-	8,000	50,000	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	(430,455)	(1,761)
Long-term note issuances	400,000	-	247,807	-
Long-term note repayments	-	-	(5,305)	-
Notes payable three months or less, net	140,000	-	70,035	(16,550)
Notes payable issuances	-	-	16,900	-
Notes payable repayments	-	-	(8,404)	-
Dividends on common stock	(125,456)	-	(92,246)	(10,000)

Net Cash Provided by (Used in) Financing Activities	430,249	8,000	(151,668)	(28,311)

Net (Decrease) Increase in Cash and Cash Equivalents	(263,119)	7,425	79,816	(5,501)
Cash and Cash Equivalents, Beginning of Year	286,240	3,770	21,617	19,671

Cash and Cash Equivalents, End of Year	$23,121	$11,195	$101,433	$14,170

Exhibit F-3

Energy East Corporation
Consolidating Cash Flow Statement
For the Twelve Months Ended December 31, 2002
(Thousands)

	CMP Group, Inc. Consolidated	CTG Resources, Inc. Consolidated	Berkshire Energy Resources Consolidated	The Energy Network, Inc. Consolidated

Operating Activities
Net income (loss)	$47,953	$19,597	$884	$1,735
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	28,004	27,977	5,052	1,283
Income taxes and investment tax credits deferred, net	6,971	1,099	3,244	735
Restructuring expenses	5,495	5,064	543	-
Pension ( income) expense	2,467	403	(979)	-
Writedown of investment	12,209	-	-	-
Changes in current operating assets and liabilities
Accounts receivable, net	2,938	(12,058)	(415)	(8,627)
Inventory	1,866	4,929	1,541	(136)
Prepayments and other current assets	(85)	158	104	(125)
Accounts payable and accrued liabilities	(19,700)	11,921	805	13,813
Interest accrued	874	(381)	(43)	(342)
Taxes accrued	9,372	760	1,152	(2,783)
Other current liabilities	4,336	-	325	3,268
Other assets	(13,777)	(2,601)	(540)	11,730
Other liabilities	(3,535)	120	28	447

Net Cash Provided by (Used in) Operating Activities	85,388	56,988	11,701	20,998

Investing Activities
Acquisitions, net of cash acquired	-	-	-	-
Utility plant additions	(38,054)	(21,509)	(4,240)	-
Sale of generation assets	-	-	-	-
Other property and investments additions	(1,495)	(11,452)	(475)	(1,266)
Other property and investments sold	1,012	9,798	-	111
Special deposits	-	-	-	-
Other	11	(899)	89	-

Net Cash (Used in) Provided by Investing Activities	(38,526)	(24,062)	(4,626)	(1,155)

Financing Activities
Issuance of common stock	-	-	-	-
Repurchase of common stock	-	-	-	-
Equity contribution	-	-	-	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	(3,503)	(1)	-
Long-term note issuances	120,000	-	-	-
Long-term note repayments	(63,594)	(15,000)	(300)	(16,775)
Notes payable three months or less, net	(24,783)	(2,000)	-	-
Notes payable issuances	5,000	-	7,000	-
Notes payable repayments	(28,500)	-	(13,250)	-
Dividends on common stock	(53,113)	(17,500)	-	(5,000)

Net Cash Provided by (Used in) Financing Activities	(44,990)	(38,003)	(6,551)	(21,775)

Net (Decrease) Increase in Cash and Cash Equivalents	1,872	(5,077)	524	(1,932)
Cash and Cash Equivalents, Beginning of Year	64,798	27,469	1,516	10,220

Cash and Cash Equivalents, End of Year	$66,670	$22,392	$2,040	$8,288

Exhibit F-3

Energy East Corporation
Consolidating Cash Flow Statement
For the Twelve Months Ended December 31, 2002
(Thousands)

	Energy East Enterprises, Inc. Consolidated	Energy East Capital Trust I	Energy East Eliminations	Energy East Consolidated

Operating Activities
Net income (loss)	$(1,185)	-	$(2,081)	$188,603
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	554	-	(71)	255,782
Income taxes and investment tax credits deferred, net	665	-	-	43,564
Restructuring expenses	-	-	-	40,567
Pension (income) expense	-	-	-	(70,189)
Writedown of investment	-	-	-	12,209
Changes in current operating assets and liabilities
Accounts receivable, net	(614)	$145	25,089	(24,247)
Inventory	(157)	-	(180)	6,111
Prepayments and other current assets	(117)	-	-	(3,998)
Accounts payable and accrued liabilities	189	-	(27,174)	5,551
Interest accrued	-	-	145	(3,118)
Taxes accrued	(600)	-	-	4,895
Other current liabilities	-	(145)	-	4,089
Other assets	(57)	-	(114,437)	(66,279)
Other liabilities	44	-	-	16,896

Net Cash Provided by (Used in) Operating Activities	(1,278)	-	(118,709)	410,436

Investing Activities
Acquisitions, net of cash acquired	-	-	-	(681,397)
Utility plant additions	(2,325)	-	-	(224,450)
Sale of generation assets	-	-	-	59,442
Other property and investments additions	(1,429)	-	-	(29,177)
Other property and investments sold	-	-	-	12,138
Special deposits	-	-	-	(5,166)
Other	-	-	-	1,490

Net Cash (Used in) Provided by Investing Activities	(3,754)	-	-	(867,120)

Financing Activities
Issuance of common stock	-	-	-	17,844
Repurchase of common stock	-	-	-	(2,139)
Equity contribution	4,500	-	(62,500)	-
Repayments of first mortgage bonds and preferred stock of subsidiaries, including net premiums	-	-	-	(435,720)
Long-term note issuances	-	-	-	767,807
Long-term note repayments	-	-	3,850	(97,124)
Notes payable three months or less, net	-	-	-	166,702
Notes payable issuances	-	-	(500)	28,400
Notes payable repayments	-	-	-	(50,154)
Dividends on common stock	-	-	177,859	(125,456)

Net Cash Provided by (Used in) Financing Activities	4,500	-	118,709	270,160

Net (Decrease) Increase in Cash and Cash Equivalents	(532)	-	-	(186,524)
Cash and Cash Equivalents, Beginning of Year	1,713	-	-	437,014

Cash and Cash Equivalents, End of Year	$1,181	$ -	$ -	$250,490